SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

Exhibit 4.2

FORM OF PREFERRED STOCK CERTIFICATE
OF

Number ____	IP STRATEGY HOLDINGS, INC. a Delaware Corporation	*_________* Shares [Series __] Preferred Stock

THIS CERTIFIES THAT______________________________ is the record holder of _____________________ (____________) fully paid and non-assessable shares of [Series __] Preferred Stock, par value $____ per share, of IP Strategy Holdings, Inc., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.
This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation, as amended, restated or otherwise modified from time to time, the Bylaws of the Corporation, as amended or restated from time to time, and to the Certificate of Designations establishing the rights, preferences, privileges, and restrictions of the [Series __] Preferred Stock, each of which is on file at the office of the Corporation and shall be furnished by the Corporation to any stockholder upon written request without charge.
The Corporation may issue shares of its capital stock without certificates. To the extent that shares of the Corporation are issued without certificates, the Corporation shall provide the holder thereof a written statement of the information required by Section 151(f) and Section 202(a) of the Delaware General Corporation Law.
IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ____ day of ___________________.

_______________________________________ President	_______________________________________ Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN EACH CASE IN ACCORDANCE WITH APPLICABLE LAW AND SUBJECT TO ANY TRANSFER RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OR ANY APPLICABLE AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SHARES OF A SERIES OF PREFERRED STOCK AND ARE SUBJECT TO THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION AND THE CERTIFICATE OF DESIGNATIONS ESTABLISHING SUCH SERIES. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE FULL TEXT OF SUCH DESIGNATIONS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE CORPORATION UPON THE TERMS AND CONDITIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OR THE CERTIFICATE OF DESIGNATIONS GOVERNING SUCH SERIES OF PREFERRED STOCK.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS PURSUANT TO THE CERTIFICATE OF INCORPORATION, THE BLYAWS, OR ANY AGREEMENT TO WHICH THE CORPORATION AND THE HOLDER MAY BE A PARTY. A COPY OF ANY SUCH AGREEMENT WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER OF RECORD UPON WRITTEN REQUEST.
________________________________________________________________________________________________________________________________________________

Assignment Form

FOR VALUE RECEIVED ________________________________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO _____________________________________________________________, ___________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _____________________________

_______________________________________
(Signature)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.